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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-107723) of our report dated January 23, 2003 relating to the consolidated financial statements, which appears in UTStarcom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 23, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP
San Francisco, California
August 22, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS